UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  July 5, 2011

NYXIO TECHNOLOGIES CORPORATION
(Exact Name of Registrant as Specified in Charter)

Nevada	333-137160	98-0501477
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2156 NE Broadway Portland, Oregon	97232
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: 855-436-6996

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Current Report on Form 8-K/A amends the Current Report on Form 8-K, dated July 5, 2011, filed by Nyxio Technologies Corporation (the “Company”) on July 11, 2011 (the “Original Report”).  The Original Report was filed to report the completion of the Company’s acquisition of Nyxio Technologies Inc., an Oregon corporation (“Nyxio-OR”).  In response to parts (a) and (b) of Item 9.01 of the Original Report, the Company stated that it would file the required financial information by amendment, as permitted by Items 9.01(a)(4) and 9.01(b)(2) of Form 8-K.  The Company hereby amends the Original Report in order to provide the required financial information.

Section 9 – Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits

(a)           Financial Statements of the Business Acquired

The historical financial statements of Nyxio-OR for the year ended December 31, 2010 (audited), and for the six-month period ended June 30, 2011 (unaudited), are filed herewith as Exhibit 99.1 and are incorporated herein by reference.

(b)           Pro Forma Financial Information

The unaudited pro forma financial statements of the Company for the year ended December 31, 2010, and the period ended June 30, 2011, giving effect to the acquisition of Nyxio-OR are filed herewith as Exhibit 99.2 and are incorporated herein by reference.

(c)           Shell Company Transactions

Not applicable.

(d)           Exhibits

Exhibit No.	Description
99.1	Historical Financial Statements of Nyxio Technologies, Inc. for the year ended December 31, 2010 (audited), and for the six months ended June 30, 2011 (unaudited).
99.2
Unaudited pro forma financial statements of Nyxio Technologies Corporation for the year ended December 31, 2010, and the period ended June 30, 2011, giving effect to the acquisition of Nyxio Technologies, Inc.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NYXIO TECHNOLOGIES CORPORATION,
a Nevada corporation

Dated: December 22, 2011	/s/ Mirjam Metcalf
Mirjam Metcalf, Chief Financial Officer

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